UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
COVAD COMMUNICATIONS GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0461529 (I.R.S. Employer Identification No.)

110 Rio Robles, San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
1997 Stock Plan
(Full titles of the plans)
James A. Kirkland
Senior Vice President, General Counsel
and Secretary
110 Rio Robles
San Jose, California 95134
(Name and address of agent for service)
(408) 952-6400
(Telephone number, including area code, of agent for service)
Copies to:
Daniel J. Winnike, Esq.
David A. Bell, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum	Amount of
class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered	per share	price	fee
Common Stock, $0.001 par value To be issued under the 1997 Stock Plan	7,910,426(1)	$1.10(2)	$8,701,469	$1,024
Total	7,910,426

(1)	Represents shares automatically reserved for issuance upon exercise of awards under the Registrant’s 1997 Stock Plan, pursuant to the terms of such plan, on January 1, 2005. Shares issuable upon exercise of the awards under the 1997 Stock Plan were previously registered on registration statements on Form S-3/S-8 filed with the Securities and Exchange Commission on June 28, 1999 (Registration No. 333-81755) and on Form S-8 filed with the Securities and Exchange Commission on June 1, 2004 (Registration No. 333-116061).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the American Stock Exchange on August 4, 2005.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.01
EXHIBIT 23.02
EXHIBIT 23.03

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
          This registration statement on Form S-8 registers an aggregate of 7,910,426 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant’s 1997 Stock Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-3/S-8 (Registration No. 333-81755) filed with the Securities and Exchange Commission on June 28, 1999.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
10.01*	1997 Stock Plan and related option agreement, as currently in effect.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.03	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.01	Power of Attorney (see page 3).

*	Incorporated by reference to Exhibit 10.3 filed with our Annual Report on Form 10-K as filed on March 29, 2002.

2

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of August, 2005.

COVAD COMMUNICATIONS GROUP, INC.
By:	/s/ Charles E. Hoffman
Charles E. Hoffman
Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles E. Hoffman and James A. Kirkland, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of August, 2005:

Signature	Title

Principal Executive Officer:
/s/ Charles E. Hoffman Charles E. Hoffman	Chief Executive Officer and Director
Principal Financial and Accounting Officer:
/s/ John E. Trewin John E. Trewin	Chief Financial Officer
Other Directors:
/s/ Charles McMinn Charles McMinn	Chairman of the Board of Director
/s/ L. Dale Crandall L. Dale Crandall	Director
/s/ Larry Irving Larry Irving	Director
/s/ Richard A. Jalkut Richard A. Jalkut	Director
/s/ Daniel C. Lynch Daniel C. Lynch	Director
/s/ Hellene S. Runtagh Hellene S. Runtagh	Director

3

EXHIBIT INDEX

Exhibit
No.	Exhibit Title
5.01	Opinion of Fenwick & West LLP.
10.01*	1997 Stock Plan and related option agreement, as currently in effect.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.03	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.01	Power of Attorney (see page 3).

*	Incorporated by reference to Exhibit 10.3 filed with our Annual Report on Form 10-K as filed on March 29, 2002.

4